Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-198971) on Form S-8 of IRADIMED CORPORATION of our reports dated March 6, 2020, relating to the financial statements and effectiveness of internal control over financial reporting of IRADIMED CORPORATION, appearing in this Annual Report on Form 10-K of IRADIMED CORPORATION for the year ended December 31, 2019.

/s/ RSM US LLP

Orlando, Florida
March 6, 2020